UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

CERULEAN PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive Waltham, MA		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02. Termination of a Material Definitive Agreement

On May 31, 2017, Cerulean Pharma Inc. (the “Company”) entered into a Lease Termination Agreement (the “Termination Agreement”) with AstraZeneca Pharmaceuticals LP (the “Landlord”) to terminate that certain Lease, dated as of July 9, 2015, between the Company and the Landlord, as previously amended by that certain First Amendment of Lease dated March 29, 2017 (as so amended, the “Lease”) for office and laboratory space at 35 Gatehouse Drive in Waltham, Massachusetts. Pursuant to the terms of the Termination Agreement, the Company has made an early termination payment of approximately $427,240 and the termination was effective as of May 31, 2017.

The Company elected to terminate the Lease in connection with the implementation of its previously announced strategic plan involving the sale of its two clinical product candidates, the proposed sale of its proprietary Dynamic Tumor Targeting Platform, and the reduction of staff to eight full-time employees, following which the Company has effectively ceased prior clinical research. The Company does not have any other material relationship with the landlord under the Lease.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: June 1, 2017	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Termination Agreement dated May 31, 2017, between Cerulean Pharma Inc. and AstraZeneca Pharmaceuticals LP.